UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

Generation Bio Co.

(Exact name of registrant as specified in its charter)

Delaware	001-39319	81-4301284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on August 2, 2018, Generation Bio Co. (the “Company”) entered into a lease agreement (as subsequently amended, the “Lease”) with BMR-Rogers Street LLC (the “Landlord”), pursuant to which the Company leased approximately 71,562 square feet of research and development, laboratory and office space at 301 Binney Street, Cambridge, Massachusetts, which leased premises served as the Company’s headquarters. The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the lease agreement and first and second amendments thereto, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2020, and the third amendment to the lease agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 5, 2022.

On February 8, 2026, the Company and the Landlord entered into a lease termination agreement, effective February 9, 2026 (the “Effective Date”), pursuant to which the parties agreed to terminate the Lease as of the Effective Date (the “Lease Termination Agreement”). Pursuant to the terms of the Lease Termination Agreement, (i) the Company agreed to pay to the Landlord approximately $21.5 million, which reflects a termination fee of approximately $22.4 million reduced by the amount previously paid by the Company as rent for the month of February 2026, in full satisfaction of any obligations of the Company pertaining to the payment of rent under the Lease, and (ii) the Landlord agreed to cancel and return a letter of credit in the amount of approximately $2 million that it held as a security deposit for the Lease within 30 days of the lease termination. The foregoing description of the Lease Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Lease Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

As previously disclosed, on August 7, 2024, the Company entered into a Sales Agreement (the “Sales Agreement”) with TD Securities (USA) LLC (the “Sales Agent”) with respect to an “at-the-market” offering program under which the Company could offer and sell, from time to time, shares of the Company’s common stock through the Sales Agent. Effective as of February 9, 2026, the Company terminated the Sales Agreement.

Effective as of the Effective Time (as defined below), the Company terminated its 2017 Stock Incentive Plan, as amended, 2020 Stock Incentive Plan and 2025 Inducement Stock Incentive Plan. Effective immediately prior to the Effective Time, the Company terminated its 2020 Employee Stock Purchase Plan.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, the Company entered into an Agreement and Plan of Merger, dated December 15, 2025 (the “Merger Agreement”), with XOMA Royalty Corporation (“Parent”) and Parent’s wholly-owned subsidiary, XRA 7 Corp. (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on January 9, 2026, Parent and Merger Sub commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares (the “Company Shares”) of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) for (i) $4.2913 per Company Share, payable in cash, without interest and less any applicable tax withholding (such amount, the “Cash Amount”), plus (ii) one non-tradeable contingent value right per Company Share (each, a “CVR”), which represents the right to receive certain potential payments in cash in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) entered into by and among Parent, Merger Sub, and Broadridge Corporate Issuer Solutions, LLC (“Broadridge”) a Pennsylvania limited liability company, as rights agent (the Cash Amount plus one CVR, together, the “Offer Price”) on February 9, 2026.

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m., Eastern time, on February 6, 2026 (such date and time, the “Expiration Time”), and the Offer was not extended. Parent and Merger Sub were advised by Broadridge, the depositary and paying agent for the Offer, that, as of the Expiration Time, a total of 4,722,533 Company Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately

70% of the outstanding Company Common Stock as of the Expiration Time. As of the Expiration Time, the number of Company Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Tender Condition (as defined in Exhibit A to the Merger Agreement), and all other conditions to the Offer were satisfied or waived. Promptly after the expiration of the Offer, Parent and Merger Sub accepted all Company Shares validly tendered and not validly withdrawn pursuant to the Offer and will promptly pay for all Company Shares accepted pursuant to the Offer. Parent completed the acquisition of the Company on February 9, 2026, by causing Merger Sub to merge with and into the Company (the “Merger”) pursuant to the Merger Agreement without a vote of the Company stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the effective time of the Merger (the “Effective Time”), Merger Sub was merged with and into the Company, the separate existence of Merger Sub ceased and the Company continued as a wholly owned subsidiary of Parent (the “Surviving Corporation”). At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares (i) owned by the Company, Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub prior to the Effective Time, (ii) irrevocably accepted for payment pursuant to the Offer, or (iii) held by any stockholder who is entitled to demand and has properly demanded the appraisal of such Company Shares in accordance with, and in compliance in all respects with, the DGCL) was automatically cancelled, extinguished and converted into the right to receive an amount in cash equal to the Offer Price (including the CVR), without interest.

In addition, pursuant to the terms of the Merger Agreement, immediately prior to the Offer Closing Time (as defined in the Merger Agreement), (i) each stock option to purchase Company Shares with a per share exercise price less than the Cash Amount (each, an “In-the-Money Option”) that was outstanding as of immediately prior to the Offer Closing Time accelerated and became fully vested and was by virtue of the Merger automatically cancelled and terminated and converted into the right to receive, subject to the terms of the Merger Agreement, an amount in cash (without interest) equal to the product obtained by multiplying (x) the excess of the Cash Amount over the exercise price per share of the Company Common Stock underlying such In-the-Money Option at the Effective Time by (y) the number of shares of Company Common Stock underlying such In-the-Money Option at the Effective Time, and (ii) each stock option to purchase Company Shares with a per share exercise price equal to or greater than the Cash Amount (each, an “Out of the Money Option”) that was outstanding as of immediately prior to the Offer Closing Time by virtue of the Merger was automatically cancelled for no consideration and the holder thereof shall have no further rights with respect thereto, subject to the terms of the Merger Agreement. Prior to the Effective Time, in accordance with the Merger Agreement, each Company restricted stock unit award that was outstanding but not vested became vested in full and was settled by issuing to the holder of the restricted stock unit award a number of shares of Company Common Stock equal to the number of Company Shares underlying such restricted stock unit award immediately prior to such settlement, subject to applicable withholdings for taxes that were satisfied by net share settlement. The Company Shares issued upon settlement of the restricted stock unit awards were treated at the Effective Time in the same manner as all other Company Shares.

The foregoing descriptions of the Merger Agreement, the CVR Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to (i) the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on December 15, 2025 and is incorporated by reference herein, and (ii) the CVR Agreement, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information set forth in Items 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On February 6, 2026, the Company (i) notified The Nasdaq Global Select Market (“Nasdaq”) of the anticipated consummation of the Merger and (ii) requested that Nasdaq suspend trading of the Company Common Stock, effective as of 8:00 p.m., Eastern Time, on February 6, 2026, and, following the Effective Time, file with the SEC a notification of removal from listing and/or registration on Form 25, to delist the Company Common Stock from Nasdaq and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Company Common Stock.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change of control of the Company occurred and the Company became a wholly-owned subsidiary of Parent. Parent and Merger Sub obtained the funds necessary to fund the acquisition through a variety of sources, including cash on hand.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the terms of the Merger Agreement, (i) each of Geoff McDonough, MD, Dannielle Appelhans, Gustav Christensen, Ron Cooper, Jeff Jonas, MD, Donald Nicholson, PhD, Anthony Quinn, Mb ChB, PhD, Jason Rhodes, Charles Rowland, and Catherine Stehman-Breen, MD, resigned as members of the Board of Directors of the Company (the “Company Board”) and all committees thereof, effective as of the Effective Time, and (ii) Owen Hughes, the sole director of Merger Sub immediately prior to the Effective Time, became the sole director of the Surviving Corporation, as of the Effective Time. The foregoing resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

In accordance with the terms of the Merger Agreement, each officer of Merger Sub immediately prior to the Effective Time became an officer of the Surviving Corporation, effective as of the Effective Time. The sole officer of Merger Sub immediately prior to the Effective Time was Owen Hughes, its President, Treasurer, and Secretary. Biographical and other information with respect to Owen Hughes is set forth in Schedule A to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO originally filed with the SEC by Parent on January 9, 2026 and is incorporated herein by reference. Also in accordance with the terms of the Merger Agreement, each incumbent officer of the Company as of immediately prior to the Effective Time, including Yalonda Howze, JD, the Company’s Interim Chief Executive Officer and President, and Kevin Conway, the Company’s Chief Financial Officer, ceased to serve as an officer of the Company and terminated employment with the Company, effective as of the Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, on February 9, 2026, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety and became the certificate of incorporation and bylaws of the Surviving Corporation. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1*

Agreement and Plan of Merger, dated as of December 15, 2025, by and among the Company, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2025).

2.2	Contingent Value Rights Agreement, dated February 9, 2026, by and between Parent, Merger Sub and Broadridge (filed herewith).

3.1	Second Amended and Restated Certificate of Incorporation of the Company (filed herewith).

3.2	Second Amended and Restated Bylaws of the Company (filed herewith).

10.1	Lease Termination Agreement, effective February 9, 2026, by and between the Company and BMR-Rogers Street LLC (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*

Certain exhibits, annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits, annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION BIO CO.

Date: February 9, 2026	By:	/s/ Owen Hughes
Name: Owen Hughes
Title: President, Treasurer and Secretary